Exhibit 13(c)

FOURTH AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. RETIREMENT PLAN
(as amended and restated effective as of January 1, 2012)

WHEREAS, pursuant to Section 10.1 of the Minerals Technologies Inc. Retirement Plan (the "Plan"), the Retirement Committee may make administrative changes to the Plan;

WHEREAS, the Retirement Committee desires to amend the Plan to reflect the final IRS regulations governing hybrid plans and IRS suggested language for cash balance plans; and

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2017, as follows:

1.	Section 1.1 of the Plan is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

“1.1
“ACCRUED BENEFIT” with respect to a Participant’s Cash Balance Account, shall mean a monthly retirement benefit payable in the form of a single life annuity and commencing on a Participant’s Normal Retirement Date, which is the Actuarial Equivalent of the Participant’s Cash Balance Account (with Interest Credits under Section 4.1(d) projected to Normal Retirement Date at the interest crediting rate in effect at the date of determination).

“ACCRUED BENEFIT” with respect to a Participant’s Career Earnings Formula, shall mean a monthly retirement benefit payable in a single life annuity and commencing on a Participant’s Normal Retirement Date, in an amount determined in accordance with Section 4.1(a) based on the Participant’s Career Earnings as of the date of determination.”

2.	Section 1.11 is hereby amended by adding the following to the end thereof:

“This notional account shall be established and maintained for bookkeeping purposes only; benefits under the Plan shall be paid from the general assets of the Trust in the amounts, in the forms, and at the times provided, under the terms of the Plan.

When applying any statutory or Plan limitation and/or minimum benefit that is expressed in terms of an annuity to the benefit derived from the Cash Balance Account, the limit shall be applied to the annuity derived from the Cash Balance Account that is payable at the time and in the form corresponding to the Plan limitation or minimum benefits, determined under the terms of the Plan.”

3.	Section 4.1(d) of the Plan is hereby amended by deleting in its entirety the last sentence of the fourth paragraph thereof and substituting the following in lieu thereof:

“In addition, and regardless of the rate specified in the Plan, an Interest Credit (or equivalent amount) of less than zero shall in no event result in the Cash Balance Account or similar amount being less than the Pay Credits to such Participant’s Cash Balance Account, reduced to reflect the value of any prior distributions.  This requirement applies only as of an annuity starting date as of which a distribution of the Participant’s entire vested remaining benefit under the Plan’s Cash Balance Formula commences.”

4.	Section 4.2 of the Plan is hereby amended by adding the following to the end of the penultimate paragraph thereof:

“To the extent permitted by the Code, including Code Section 411(b)(1)(H), any such actuarial increase shall be offset against benefit accruals for periods of service after the Participant’s attainment of age 70-1/2.”

5.	Section 4.4(a) of the Plan is hereby amended by deleting said section in its entirely and substituting the following in lieu thereof:

“(a)
Commencement of Vested Benefits at Normal Retirement Date.  A Participant who terminates employment with the Employer, for any reason other than his death, Disability or termination of employment on or after his Normal Retirement Date, after completing at least three (3) years of Credited Service shall be entitled to receive a benefit commencing at his Normal Retirement Date calculated in accordance with Section 4.1, the monthly amount of which, if such benefit were paid in the form of a single life annuity, shall be equal to the Participant’s Accrued Benefit.  Subject to the provisions of Article Five, any benefit payable under his Section shall be made pursuant to the provision of Article Five.”

6.	Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Retirement Committee has executed this Fourth Amendment on the 16th day of December, 2016.

RETIREMENT COMMITTEE OF THE MINERALS
TECHNOLOGIES INC. RETIREMENT PLAN

By:	/s/ Thomas J. Meek
Thomas J. Meek
Vice President and General Counsel
On behalf of the Retirement Committee